Exhibit 10.1
Solectron Corporation
Remuneration for the CEO Search Committee of the Board of Directors
On March 6, 2007, the Board of Directors (the “Board”) of Solectron Corporation (the “Company”) approved the following compensation for the members of the Board’s CEO Search Committee:

Dr. Paul R. Low (Chairman)	$20,000
Heinz Fridrich	$11,000
William A. Hasler	$11,000
C. Wesley M. Scott	$11,000
These amounts are in addition to other remuneration and fees these directors are entitled to receive as described in the Proxy Statement of the Company filed on December 4, 2006.